Exhibit 4

RICE ENERGY FAMILY HOLDINGS, LP

ASSIGNMENT AND ASSUMPTION

November 17, 2014

This Agreement of Assignment and Assumption is dated as of November 17, 2014 by and between Rice Energy Family Holdings, LP, a Delaware limited partnership (the “Assignor”) and Rice Energy Irrevocable Trust (the “Assignee”).

This Agreement relates to that certain Stockholders’ Agreement dated as of January 29, 2014 by and among Rice Energy Inc., a Delaware corporation (the “Company”) and certain stockholders of the Company, including the Assignor (the “Stockholders’ Agreement”). Capitalized terms used in this Agreement without definition have the meaning assigned thereto in the Stockholders’ Agreement.

Whereas, the Assignee is a limited partner of the Assignor; and

Whereas, in connection with the dissolution and liquidation of the Assignor, the Assignor is distributing to the Assignee certain of the Assignor’s assets including 19,800,000 shares of the Common Stock of the Company; and

Whereas, the Assignor is a Rice Holdco Entity and a Sponsor (as such terms are defined in the Stockholders’ Agreement) and the Assignee is an Affiliate (as such term is defined in the Stockholders’ Agreement) of the Assignor; and

Whereas, Section 4.9 of the Stockholders’ Agreement provides that “a Sponsor may assign any of its respective rights hereunder to any of its Affiliates”; and

Whereas, the Assignor desires to assign to the Assignee all of its rights under the Stockholders’ Agreement and the Assignee is willing to assume all obligations related thereto;

Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned Assignor and Assignee hereby agree as follows:

1. The Assignor hereby transfers and assigns to the Assignee all of the Assignor’s rights under the Stockholders’ Agreement.

2. The Assignee hereby accepts the foregoing assignment and transfer of rights, subject to all of the terms and provisions of the Stockholders’ Agreement, assuming as of the date hereof all of the rights and obligations of the Assignor under the Stockholders’ Agreement.

[The balance of this page has been left blank intentionally. Signature page follows.]

In witness whereof, the undersigned Assignor and Assignee have executed this Agreement as of the date first above written.

Assignor:

RICE ENERGY FAMILY HOLDINGS, LP
By: RICE ENERGY MANAGEMENT LLC,
its General Partner

By:	/s/ Daniel J. Rice III
Daniel J. Rice III, Manager

Assignee:

RICE ENERGY IRREVOCABLE TRUST

By:	/s/ Jay D. Rosenbaum
Jay D. Rosenbaum, Trustee

By:	/s/ Kathleen L. Peto
Kathleen L. Peto, Trustee